                             SEVERANCE AGREEMENT


     THIS SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the ______ day of ___________, 1998, by and among ELDORADO BANK, a California banking corporation (the "Bank"), and ________________, the [OFFICE] of the Bank ("Officer").

                              R E C I T A L S :

     A. WHEREAS, the Bank is a wholly owned subsidiary of Commerce Security Bancorp, Inc., a Delaware corporation (the "Company");

     B. WHEREAS, Officer is the [OFFICE] and a current employee of the Bank; and

     C. WHEREAS, it is deemed to be in the best interest of the Bank and the Company to take appropriate steps to provide severance arrangements under certain circumstances to certain officers who remain employees of the Bank;

                                      AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, it is agreed as follows:

     1. DEFINITIONS. For purposes of this Agreement, the following terms when used in this Agreement shall have the meanings set forth below:

          (a)  "CAUSE" shall mean Officer, after the date of this Agreement,
     (i) has been convicted by a court of competent jurisdiction of any criminal offense involving dishonesty, breach of trust or misappropriation, or has entered a plea of NOLO CONTENDERE to such an offense; or (ii) has committed an act of fraud, embezzlement, theft, or any act which would cause termination of coverage under the Bank's Banker's Blanket Bond as to Officer (as distinguished from termination of coverage as to the Bank as a whole); or (iii) has committed a willful violation of the Bank's Code of Conduct or any law, rule or regulation governing the operation of the Bank or any of its affiliates or the insurance of deposits held by the Bank (A) which is a felony or misdemeanor, or (B) which the Board of Directors of the Bank determines in good faith will likely have or has had a material adverse effect on the business, interests or reputation of the Bank or any of its affiliates; or
     (iv) has committed a willful and unauthorized disclosure of material confidential information regarding the Bank or any of its subsidiaries or affiliates, which disclosure the Board of Directors of the Company determines in good faith will likely have or has had a material adverse effect on the Bank or any of its subsidiaries or affiliates.

          (b) "CHANGE OF CONTROL" shall mean any transaction or series of related transactions as a result of which

            (i) the Company consummates a reorganization, merger or consolidation of the Company, or sale or other disposition of all or substantially all of the assets of the Company (each a "Business Combination"), in each case UNLESS immediately following the consummation of such Business Combination all of the following conditions are satisfied: (x) Persons, who, immediately prior to such Business Combination, were the beneficial owners of the voting securities entitled to vote generally in the election of directors of the Company (the "Outstanding Voting Securities"), beneficially own (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), directly or indirectly, more than one-third (_) of, respectively, the then outstanding shares of common stock and the combined voting power of the then Outstanding Voting Securities entitled to vote generally in the election of directors, as the case may be, of the entity (the "Resulting Entity") resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); (y) no Person (other than any limited partner of Dartmouth Capital Group, L.P. or shareholder of Dartmouth Capital Group, Inc., any employee benefit plan (or related trust) of the Company or the Resulting Entity) beneficially owns (within the meaning of Rule 13d-3), directly or indirectly, more than twenty percent (20.0%) of, respectively, the then outstanding shares of common stock of the Resulting Entity or the combined voting power of the then Outstanding Voting Securities of the Resulting Entity, except to the extent that such Person's beneficial ownership of the Company immediately prior to the Business Combination exceeded such threshold; and (z) at least one-half (1/2) of the members of the board of directors of the Resulting Entity were members of the Board of Directors of the Company at the time the Company's Board of Directors authorized the Company to enter into the definitive agreement providing for such Business Combination; or

           (ii) any Person (other than a limited partner of Dartmouth Capital Group, L.P. or a shareholder of Dartmouth Capital Group, Inc.) acquires beneficial ownership (within the meaning of Rule 13d-
          3) of more than twenty percent (20.0%) of the combined voting power (calculated as provided in Rule 13d-3 in the case of rights to acquire securities) of the then Outstanding Voting Securities of the Company; PROVIDED, HOWEVER, that for purposes of this clause, the following acquisitions shall not constitute a Change of Control: (x) any acquisition directly from the Company, (y) any acquisition by the Company and (z) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

          (c) "DISABILITY OF OFFICER" shall mean if Officer is Disabled and such disability continues for a period of any six (6) months out of a one
     (1) year period. "DISABLED" shall mean Officer's inability, through physical or mental illness or other cause, to perform normal and customary duties which Officer is required to perform for the Bank. In determining whether Officer is Disabled, the Bank may rely upon the written statement provided by a licensed physician acceptable to the Bank. Officer shall allow examination from time to time by any licensed physician selected by the Bank and agreed to by Officer. All such examinations will be conducted within a reasonable time period.

          (d) "GOOD REASON" shall mean the occurrence of Officer (i) being delegated or assigned duties by the Board of Directors (the "Board") of the Bank or the Chief Executive Officer of the Bank by a communication in writing which are substantially inconsistent with the position and status held by Officer immediately prior to the effective date of the Change of Control; or (ii) having had removed by the Board or the Chief Executive Officer by a communication in writing such authority and responsibility which is necessary to carry out the duties of the position held by Officer immediately prior to the effective date of the Change of Control; or
     (iii) having a substantial and adverse alteration in the nature, status, or prestige of Officer's responsibilities due to the action of the Board or the Chief Executive Officer, which is verifiable by tangible evidence; or (iv) being relocated to an office more than twenty-five (25) miles from the location of the Bank's executive offices as in effect immediately prior to the effective date of the Change of Control; or (v) having his or her base compensation reduced by ten percent (10%) or more from such base compensation in effect on the date immediately preceding the effective date of the Change of Control. In addition, without limiting the scope of the immediately preceding sentence, any action by the Bank which would constitute a termination without cause within the meaning of the Company's 1997 Stock Option Plan shall also constitute "Good Reason" for purposes of this Agreement.

          (e) "PERSON" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which definition shall include a "person" within the meaning of
     Section 13(d)(3) of the Exchange Act.

          (f) "WITHOUT CAUSE" shall mean any termination of Officer by the Bank except for a termination (i) for Cause, (ii) as a result of the death of Officer, or (iii) as a result of the Disability of Officer.

     2.   SEVERANCE PAYMENT.

          (a) Except as provided in Section 2(b), if (i) Good Reason exists within two

     (2) years following a Change of Control, and Officer gives written notice to the Bank within ninety (90) days after the occurrence of such Good Reason that Officer is terminating his or her employment with the Bank for Good Reason, or (ii) the Bank terminates Officer Without Cause within two (2) years following a Change of Control, and, in either event, provided that Officer has delivered to Bank a General Release and Confidentiality Agreement in the form of EXHIBIT "A" attached hereto (the "Waiver and Release"), the Bank will pay Officer in a lump sum an amount (the "Severance Payment") equal to twelve (12) times Officer's base monthly salary as in effect either at the time of termination or, if greater, immediately prior to the effective date of the Change of Control. The Severance Payment shall be reduced by required deductions for applicable taxes and other withholdings and for any outstanding obligations owed by Officer to the Bank that are then due and payable, which deductions and withholdings are specifically authorized by Officer. The Severance Payment shall be in addition to any sums to which Officer would be entitled without signing the Waiver and Release. The Severance Payment will be paid not more than five (5) calendar days after the "Effective Date" of the Waiver and Release as provided therein. Each Change of Control and each Good Reason following a Change of Control shall give Officer a separate right to give the notice set forth in the first sentence of this paragraph 2.

          (b) Notwithstanding any other provision of this Agreement, the bank shall have no obligations to make the Severance Payment if such Severance Payment is prohibited by applicable federal or state law, including without limitation Part 359 of the regulations of the Federal Deposit Insurance Corporation (12 CFR Section 359 et seq.) or any successor provision.

    3. IRC PROVISIONS. Notwithstanding any other provision of this Agreement, in the event it is determined by the Bank in its reasonable discretion that the payment of the Severance Amount to Officer would be nondeductible by the Bank for federal income tax purposes because of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Severance Payment shall be reduced to an amount which maximizes the Severance Payment without causing any portion of the same to be nondeductible by the Bank because of Section 280G of the Code. Any such reduction shall be applied to the Severance Payment or the other amounts due to Officer in such manner as Officer may reasonably specify within thirty (30) days following notice from the Bank of the need for such reduction or, if Officer fails to so specify timely, as determined by the Bank.

    4. EMPLOYEE BENEFITS. All employee benefits provided by the Bank shall cease upon termination of Officer's employment, whether for Good Reason, Without Cause, or for any other reason, and the Bank shall have no further responsibility with respect thereto after such termination; PROVIDED, HOWEVER, that nothing contained in this Agreement shall affect any right Officer may have pursuant to the Federal entitlement to continued group health care coverage as provided in the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or any successor legislation or comparable state law; and PROVIDED FURTHER that if

Officer is entitled to receive a Severance Payment pursuant to paragraph 2 hereof, and if Officer elects under COBRA to continue to receive any benefits thereunder, the Bank shall reimburse Officer for the amount of such Officer's COBRA payments for the first six months after such termination.

    5. TERM. The term of this Agreement shall be a rolling twelve (12) months, with the Bank being able to terminate the Agreement upon twelve (12) months prior written notice to the Officer; PROVIDED, HOWEVER, that if a Change of Control has occurred, no such termination shall be effective prior to the ninetieth (90th) day after the second (2nd) anniversary of the Change of Control.

    6. EMPLOYMENT "AT WILL". Neither this Agreement nor the Severance Payment payable hereunder shall be deemed to limit, replace or otherwise affect the "at will" nature of Officer's employment with the Bank. Officer's employment with the Bank continues to be for an unspecified term and may be terminated at will at any time with or without cause or notice by either the Bank or Officer. This at-will relationship cannot be changed absent an express intent as set forth in an individualized written employment contract signed by both Officer and the Chief Executive Officer of the Bank.

    7. ARBITRATION. (a) It is the intention and agreement of the parties hereto that no dispute, disagreement, claim or controversy (collectively a "Controversy") arising in connection with this Agreement, Officer's employment or the termination of that employment, be subject to civil litigation or other judicial process (other than to compel compliance with this paragraph or to enforce an award issued as a result of a proceeding hereunder). Therefore, to the fullest extent allowed by law, any Controversy arising out of or relating to this Agreement, the breach of this Agreement, the facts and circumstances preceding the execution of this Agreement, the interpretation of any provision of this Agreement, Officer's employment or the termination of that employment, which cannot be resolved through agreement of the parties, shall be settled by means of binding arbitration conducted in accordance with the procedures set forth in paragraph 9 of the Waiver and Release. The matters subject to binding arbitration shall include, but not be limited to, any Controversy regarding wrongful termination, employment discrimination, and harassment of any kind, and shall include statutory claims arising under laws such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, and the California Fair Employment and Housing Act.

    8. MITIGATION. Officer shall have no obligation to mitigate damages based upon Officer's termination pursuant to paragraph 2 above, and the Severance Payment shall not be reduced as a result of Officer obtaining other employment within twelve (12) months of Officer's termination.

    9. CONFIDENTIALITY. Officer understands and agrees (a) that Officer will maintain all proprietary and confidential information of the Bank as proprietary and confidential at all times during and after his/her employment, (b) that Officer will not disclose or communicate such information to any third party or make use of it on his/her own behalf or on behalf of any third party, and (c) upon his/her termination, that Officer will deliver all tangible forms or media which Officer may have containing such information to the Bank. For purposes of this Paragraph 9, "information" includes trade secrets and all non-public records, practices, letters, plans, drawings, computer programs and data, technical data, financial and other business data pertaining to the Bank or any of its affiliates, customers, vendors or other persons associated with the Bank. Officer acknowledges and further agrees that the disclosure of such information would be a material breach of this Agreement for which the Bank shall be entitled to any remedies available to it in law or in equity.

     10. COVENANT NOT TO DISRUPT BUSINESS. Officer hereby covenants and agrees that he or she will not now, or for a period of one (1) year after the effective date of Officer's termination of employment, whether or not following a Change of Control, disrupt, damage, impair or interfere with the business of the Bank, whether by way of interfering with or soliciting its employees, or disrupting its relationships with customers, loan packagers, representatives, vendors, brokers or otherwise. After termination of employment, Officer is not, however, restricted from being employed by or engaged in a competing business.

     11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

     12. PARTIAL INVALIDITY. Any provision of this Agreement which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

     13. TIME. Time is of the essence with respect to the performance of every provision of this Agreement.

     14. GOVERNING LAW. The terms and provisions of this Agreement shall be governed and construed pursuant to the laws of the State of California except to the extent governed by Federal law.

     15. CONSTRUCTION. Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs are to this Agreement. The exhibit referred to in this Agreement is attached and incorporated by this reference.

     16. INTEGRATION. This Agreement represents the entire and integrated agreement between the Bank and Officer regarding the subject matter hereof and supersedes all prior negotiations, representations or agreements, either written or oral. If the Officer receives a severance payment pursuant to this Agreement, the Officer shall not be eligible to receive any severance benefit under the Company's Severence Pay Plan or any successor plan. Not withstanding the immediately preceding sentence, if Officer is subject to a "Covered Termination" (as defined in the Company's Severence Pay Plan), in circumstances not involving a change of control, Officer shall be eligible to receive severance benefits if and to the extent provided in the Company's Severance Pay Plan.

     17. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions herein contained shall be binding upon and shall inure to the benefit of the heirs, successors and assigns of the parties hereto.

     18. NO WAIVER. No waiver by either party of any breach or default hereunder shall be deemed a waiver of any other breach or default, and no delay or forbearance by either party hereunder in enforcing any of its rights or remedies shall be deemed a waiver of any such rights or remedies, unless such waiver is embodied in a writing signed by the authorized representative of the party to be bound.

     IN WITNESS WHEREOF, this Agreement has been executed effective on the day and year hereinabove set forth.


"BANK"                                  ELDORADO BANK

                                        By:
                                           ---------------------------
                                           Its:
                                               -----------------------


"OFFICER"


                                        ------------------------------

                               EXHIBIT "A"

              GENERAL RELEASE AND CONFIDENTIALITY AGREEMENT
              ---------------------------------------------

     This General Release and Confidentiality Agreement ("Waiver and Release"), including a release of severance pay claims, is entered into this ____ day of _____, 199__, by and between _____________("Officer") and
Eldorado Bank (the "Bank").

     1. Within ten (10) calendar days of the "Effective Date" of this Waiver and Release, as defined in Paragraph 4 below, and assuming Officer is otherwise eligible for benefits under the terms of his/her Severance Agreement, dated November __, 1997 ("Agreement"), the Bank agrees to pay Officer the Severance Payment as provided in Paragraph 2 of the Agreement. The Severence Payment shall be in addition to any sums to which Officer would be entitled without signing this Waiver and Release.

     2. In consideration of such Severance Payment and the promises contained in this Waiver and Release, Officer, for himself/herself and for his/her heirs, executors, administrators, successors and assigns (the "Releasors"), hereby waives, releases and forever discharges the Bank and its officers, directors, employees, agents, insurers, underwriters, subsidiaries, parents, holding companies (including, but not limited to, Commerce Security Bancorp, Inc.) affiliates (including, but not limited to, Dartmouth Capital Group, L.P. and Dartmouth Capital Group, Inc.), successors and assigns (the "Releasees") from, and agrees to the extent permitted by law not in any manner to institute, prosecute or pursue, any and all complaints, charges, claims, obligations, demands, suits, costs, losses, liabilities, damages, actions or causes of action of any nature whatsoever, whether in law or in equity known or unknown, suspected or claimed, which Releasors, or any of them, have or may have against the Releasees, or any of them, concerning any matter, cause or thing, including without limitation, any claim related to or arising out of (a) Officer's employment with the Bank or the cessation of that employment; (b) any common law or statutory tort; (e) any federal, state, or governmental constitution, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcment Act of 1989, and/or Section 1981 of Title 42 of the United States Code; and (d) any agreement, oral or written, express or implied, between Officer and the Bank, including any employment agreement. This Waiver and Release does not waive rights or claims that may arise after the date this Waiver and Release is executed by Officer.

     3. As further consideration and inducement for this Waiver and Release, it is understood and agreed that the Releasors' general release herein extends to all known and unknown claims and that Releasors waive and release any and all rights under Section 1542 of the California Civil Code or any analogous state, local or federal law, statute, rule, order or regulation. CALIFORNIA CIVIL CODE SECTION 1542 READS AS FOLLOWS:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH
               THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS
               SETTLEMENT WITH THE DEBTOR."

     4. Officer acknowledges and agrees that (a) he/she has been given a period of at least twenty-one (21) calendar days to consider this Waiver and Release and whether or not to sign it, and (b) for a period of seven (7) calendar days after he/she signs this Waiver and Release, he/she has the right to revoke it. This Waiver and Release shall not become effective or be enforceable until such seven (7) calendar day revocation period has expired, such expiration date being referred to herein as the "Effective Date".

     5. Officer executes this Waiver and Release voluntarily without reliance on any representation by the Bank other than that set forth in this Waiver and Release. Officer acknowledges that he/she has read and understands the provisions of the release set forth in Paragraphs 2 and 3 of this Waiver and Release. The Bank advises Officer to consult with an attorney before executing this Waiver and Release, and to consider all of its provisions carefully before signing it.

     6. Officer understands and agrees (a) that he/she will maintain all proprietary and confidential information of the Bank as proprietary and confidential at all times during and after his/her employment, (b) that he/she will not disclose or communicate such information to any third party or make use of it on his/her own behalf or on behalf of any third party, and
(c) upon his/her termination, that he/she will deliver all tangible forms or media which he/she may have containing such information to the Bank. For purposes of this Paragraph 6, "information" includes trade secrets and all non-public records, practices, letters, plans, drawings, computer programs and data, technical data, financial and other business data pertaining to the Bank or any of its affiliates, customers, vendors or other persons associated with the Bank. Officer acknowledges and further agrees that the disclosure of such information would be a material breach of this Waiver and Release for which the Bank shall be entitled to recover payments made under this Waiver and Release in addition to other remedies in law and in equity.

     7. This Waiver and Release does not constitute, and shall not be admissable as evidence of, an admission by the Bank as to any fact or matter.

     8. Officer hereby covenants and agrees that he/she will not now, or for a period of one (1) year after the Effective Date, disrupt, damage, impair or interfere with the business of the Bank, whether by way of interfering with or soliciting its employees, or disrupting its relationships with customers, loan packagers, representatives, vendors, brokers or otherwise. After termination of employment, Officer is not, however, restricted from being employed by or engaged in a competing business.

     9. (a) AGREEMENT TO ARBITRATE. It is the intention and agreement of the Bank and Officer that no dispute, disagreement, claim or controversy (collectively a "Controversy") arising in connection with this Waiver and Release or the Agreement, Officer's employment or the termination of that employment, be subject to civil litigation or other judicial process (other than to compel compliance with this paragraph or to enforce an award issued as a result of a proceeding hereunder). Therefore, to the fullest extent allowed by law, any Controversy arising out of or relating to this Waiver and Release or the Agreement, the breach of this Waiver and Release or the Agreement, the facts and circumstances preceding the execution of this Waiver and Release or the Agreement, the interpretation of any provision of this Waiver and Release or the Agreement, Officer's employment or the termination of that employment, which cannot be resolved through agreement of the Releasors and Releasees, shall be settled in accordance with the procedures set forth in this paragraph 9. This shall include, but not be limited to, any Controversy regarding wrongful termination, employment discrimination, and harassment of any kind, and shall include statutory claims arising under laws such as Title VII of the Civil Rights
     Act, the Age Discrimination in Employment Act, and the California Fair Employment and Housing Act.

         (b) NOTICE OF INTENT TO ARBITRATE. Any Releasee or Releasor ("Claimant") desiring to invoke the procedures of this paragraph shall give written notice to the other of Claimant's intent to institute the procedures herein provided. Such notice of Controversy shall identify each and every claim asserted by Claimant, the party involved in the Controversy, and whether the Controversy is directed against the Bank. The notice shall further state the nature of the relief sought.

         (c) BINDING RESOLUTION. The parties agree to resolve the matter in Controversy by final and binding arbitration according to the National Rules for the Resolution of Employment Disputes ("Rules") of the American Arbitration Association ("AAA").

         (d) ENFORCEMENT OF DISPUTE/RESOLUTION. Any party may seek to compel the other to comply with this arbitration provision by petition to any court of general jurisdiction. In the case of a judgment on an arbitrator's award, any party may seek to have the arbitrator's award entered by any court having jurisdiction thereof.

         (e) FEES AND COSTS. The parties agree that the fees and costs incurred for the Arbitrator shall be assessed equally to Officer and the Bank. Each party shall bear its own attorney's fees and costs in connection with its own representation.

         (f) ALTERNATE MEDIATION/ARBITRATION SERVICE. In the event AAA is not in business at the time this dispute resolution procedure is initiated, the parties agree to select an alternative arbitration service in the place of AAA. The Rules of Practice and Procedure to be followed shall be those of the successor arbitration service. In the event the parties are unable to agree on an alternative arbitration service within thirty (30) days of the initiation of this dispute resolution procedure, then either party may petition the Superior Court of Orange County to appoint a retired judge to serve as arbitrator pursuant to the AAA's Rules in effect at the time AAA ceased doing business.


     IN WITNESS WHEREOF, this GENERAL RELEASE AND CONFIDENTIALITY AGREEMENT has been executed on the day and year hereinabove set forth.


                                          "OFFICER"


Dated:
      -------------------------------------------------------------


On         [DATE]         , before me personally appeared [OFFICER],
  ------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who is named in the foregoing GENERAL RELEASE AND CONFIDENTIALITY AGREEMENT and acknowledged to me that he executed the same, and that by his signature [OFFICER] duly executed the GENERAL RELEASE AND CONFIDENTIALITY AGREEMENT.


                                           ----------------------------
                                           Notary Public